EXHIBIT 99.1

Rewards Network

Fourth Quarter and Full Year Results

PRESS RELEASE

FOR IMMEDIATE RELEASE

CONTACTS:

Kenneth R. Posner	Christopher Curtis
Chief Financial Officer	Vice President
Rewards Network Inc.	Ashton Partners
(312) 521-6790	(312) 553-6708

REWARDS NETWORK INC. REPORTS FOURTH QUARTER AND FULL YEAR RESULTS

Chicago, IL February 16, 2005— Rewards Network Inc., (AMEX: IRN) one of the nation’s leading providers of loyalty and rewards programs, today reported its financial results for the fourth quarter and full year ended December 31, 2004.

For the three-month period ended December 31, 2004, total operating revenues amounted to $22.6 million, a decrease of 8.2 percent compared with $24.6 million in the same period last year. Sales for the quarter amounted to $82.0 million, an 8.1 percent decrease from the corresponding prior year’s fourth quarter sales of $89.2 million. Declines in the restaurant merchant count, the number of dining transactions and the average dining transaction amount contributed to the decline in sales for the fourth quarter of 2004.

Net income for the three months ended December 31, 2004 was $2.5 million or 10 cents per diluted share. Net income for the three-month period ended December 31, 2003 was $3.9 million or 14 cents per diluted share.

“The Company’s 2004 performance was less than satisfactory,” said George S. Wiedemann, President and CEO of Rewards Network. “We are rededicating our energy, effort and resources to driving the dining business by stabilizing and returning growth to our restaurant merchant base. We have an expanded and realigned sales force that is focused on selling our new dining products, which we believe will fuel the company’s growth and earnings performance over time. Consistent with our concentration on dining we are curtailing expenses in the new lines of business.”

Full year operating revenue reached $93.2 million, down slightly from $93.3 million in 2003. For the full year, the company achieved sales of $348.1 million, a 0.3 percent decrease compared to 2003 sales of $349.0 million. Net income for the full year was $13.2 million, or 50 cents per diluted share as compared to $15.7 million, or 61 cents per diluted share in 2003.

Rewards Network

Fourth Quarter and Full Year Results

The Company will host a conference call on Wednesday, February 16, 2005 at 11:00 am Eastern Time. Participants can access the call by dialing (888) 412-9257, using pass code 3859203. A replay of the call will be available beginning at 2:00 pm on February 16, 2005 through February 23, 2005 at 11:59 pm Eastern Time. To hear the replay, dial (800) 642-1687 or (706) 645-9291, using pass code 3859203.

Rewards Network, headquartered in Chicago, Illinois, provides loyalty and rewards programs for restaurants and hotels via its registered credit card platform. Incentives are offered through the Rewards Network branded program, airline frequent flyer dining programs, club memberships and other affinity organizations. As of December 31, 2004, Rewards Network had 3.8 million active member accounts, 10,514 restaurants and 11,321 hotels participating in its rewards programs. Rewards Network’s common stock trades on the American Stock Exchange under the symbol IRN and is listed in newspapers as REWARDS. Additional details about Rewards Network can be found at www.rewardsnetwork.com or by calling Rewards Network at 1-877-491-3463.

Statements in this release that are not strictly historical are “forward-looking” statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectation or beliefs, and are subject to risks, trends and uncertainties. Actual results, performance or achievements may differ materially from those expressed or implied by the statements herein due to factors that include, but are not limited to, the following: (i) our dependence on our relationships with airlines and other reward program partners for a significant number of our members, (ii) the concentration of a significant amount of our rewards currency in one industry group, the airline industry, (iii) our inability to attract and retain merchants and members, (iv) our inability to maintain an appropriate balance between the number of members and the number of participating merchants in each market, (v) the failure of our program offering members rewards for patronizing select hotels, (vi) the failure of our expansion into Canada, (vii) changes to card association rules and practices, (viii) our dependence upon our relationships with transaction processors, presenters and aggregators, (ix) network interruptions or processing errors, (x) our susceptibility to a changing regulatory environment, (xi) increased operating costs due to privacy concerns of our marketing partners, credit card processors and the public, (xii) the failure of our security measures, (xiii) our susceptibility to restaurant credit risk, (xiv) economic changes, (xv) adverse consequences of changes in our programs that affect the rate of rewards received by our members, (xvi) the loss of key personnel, (xvii) adverse determination of lawsuits in which we are a defendant, (xviii) increasing competition, (xix) our inability to obtain sufficient cash, (xx) our control by Samstock, L.L.C. and its affiliates, (xxi) the ability of our board of directors to issue shares of our preferred stock without stockholder approval, (xxii) possible future sales of restricted and other shares, (xxiii) the price of our common stock could be volatile and (xxiv) anti-takeover provisions that could delay or prevent a change in our control even if the change in control would be beneficial to our stockholders. A more detailed description of these factors that, among others, should be considered in evaluating our outlook can be found in the company’s annual report on Form 10-K and periodic reports on Form 10-Q filed with the Securities and Exchange Commission. We undertake no obligation to, and expressly disclaim any such obligation to, update or revise any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, changes to future results over time or otherwise.

###

Rewards Network

Fourth Quarter and Full Year Results

Rewards Network Inc. and Subsidiaries

(Amounts in thousands, except earnings per share)

(UNAUDITED)

	Three months ended December 31,		Years ended December 31,
	2004	2003	2004	2003
Sales
Marketing Credits Program	$76,152	$81,283	$320,589	$320,139
Marketing Services Program	5,879	7,949	27,489	28,887

Total sales	82,031	89,232	348,078	349,026

Cost of sales	40,485	42,389	168,738	167,529
Provision for losses	5,135	3,359	19,711	16,502
Member rewards and savings	14,583	19,862	69,918	76,357

Net revenues	21,828	23,622	89,711	88,638

Membership fees and other income	794	1,008	3,536	4,684

Total operating revenues	22,622	24,630	93,247	93,322

Operating expenses:
Salaries & benefits	4,410	4,932	18,322	16,781
Sales commission & expenses	4,802	5,015	20,374	20,315
Member & Merchant Marketing	1,687	1,795	6,473	8,408
General and administrative	6,823	4,993	23,026	19,267

Total operating expenses	17,722	16,735	68,195	64,771

Operating income	4,900	7,895	25,052	28,551
Other expenses, net	701	1,027	2,804	2,371

Income before income taxes	4,199	6,868	22,248	26,180

Income tax expenses	1,721	2,947	9,031	10,470

Net income	$2,478	$3,921	$13,217	$15,710

Net income per share
Basic EPS	0.10	0.16	0.53	0.68

Diluted EPS (a)	0.10	0.14	0.50	0.61

Weighted average number of common and common equivalent shares
Basic	25,468	24,567	24,837	23,056

Diluted (a)	29,834	29,792	29,731	26,439

Rewards Network

Fourth Quarter and Full Year Results

Rewards Network Inc. and Subsidiaries

(Amounts in thousands, except earnings per share)

(UNAUDITED)

(a)	The diluted net income per share and diluted weighted average number of common shares outstanding for all periods presented reflect the effect of the Company’s adoption of Issue No. 04-08 of the Emerging Issues Task Force of the Financial Accounting Standards Board, “The Effect of Contingently Convertible Debt on Diluted Earnings per Share” (“EITF 04-08”). EITF 04-08 requires companies to include shares issuable under convertible debt in diluted earnings per share computations (if dilutive) regardless of whether the market price trigger (or other contingent feature) has been met. EITF 04-08 applies to the Company’s 3.25% convertible subordinated debentures issued in October 2003. In addition to including the issuable shares in the denominator, interest and amortization expense related to the convertible subordinated debentures, net of income tax benefit, is excluded from net income.

	Three months ended December 31,		Years ended December 31,
	2004	2003	2004	2003
Net income, as reported	$2,478	$3,921	$13,217	$15,710
Preferred dividends	—	—	—	(15)
Interest and amortization, net tax benefit	414	353	1,648	353

Net income, diluted, as adjusted	2,892	4,274	14,865	16,048

Weighted average shares, basic	25,468	24,567	24,837	23,056
Effect of diluted stock options and warrants	453	1,950	981	2,558
Effect of convertible subordinated debentures	3,913	3,275	3,913	825

Weighted average shares used to calculate net income per share, diluted	29,834	29,792	29,731	26,439

Net income per share, diluted
As reported	$0.10	$0.15	$0.50	$0.62

As adjusted		$0.14		$0.61

Diluted net income per share for the nine months ended September 30, 2004 has been adjusted from $0.42 to $0.40.

Rewards Network

Fourth Quarter and Full Year Results

Rewards Network Inc. and Subsidiaries

(Amounts in thousands, except merchant and average transaction data)

(UNAUDITED)

	Three months ended December 31,		Years ended December 31,
	2004	2003	2004	2003
Cash and cash equivalents			8,728	9,709
Short-term securities available for sale			6,718	10,291
Marketing credits			170,890	138,486
Allowance for marketing credits loss			(26,943)	(19,253)
Long-term securities available for sale			331	8,395
Total assets			200,678	187,125
Outstanding debt			70,000	70,000
Stockholders’ equity			92,368	73,647

Net cash provided by (used in)
Operations	684	5,827	(12,827)	11,736
Investing	3,341	(16,426)	6,278	(22,932)
Financing	2,369	7,600	5,309	12,639

Other information:

Accounts active last 12-months			3,753	3,417

Merchants in the program
Restaurants			10,514	10,836
Hotels			11,321	6,937
Retailers			106	—

Total merchants			21,941	17,773

Dining:
Number of transactions during the period	2,641	2,746	11,081	10,460
Average transaction amount	$48.25	$50.12	$48.01	$50.31
Qualified transaction dollars	$127,413	$137,622	$531,980	$526,924
Sales yield	64.0%	64.7%	65.1%	66.2%

Hotels:
Number of transactions during the period	11	4	39	6
Average transaction amount	$253.01	$291.43	$251.59	$291.82
Qualified transaction dollars	$2,856	$1,138	$9,855	$1,715
Sales yield	16.5%	19.3%	17.3%	19.5%